Exhibit 99.B(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the AdvisorShares Trust and to the use of our report dated August 21, 2009 on the financial statements of Dent Tactical ETF, a series of AdvisorShares Trust.  Such financial statements are incorporated in the Registration Statement.

TAIT WELLER & BAKER, LLP

Philadelphia, Pennsylvania

August 31, 2009